Exhibit 99.1

News Release	Devon Energy Corporation 20 North Broadway Oklahoma City, OK 73102-8260

Investor Contact	Shea Snyder	405 552 4782
Media Contact	Chip Minty	405 228 8647
DEVON ENERGY EARNS $416 MILLION IN FIRST-QUARTER 2011; NORTH AMERICAN ONSHORE PRODUCTION INCREASES 7 PERCENT
OKLAHOMA CITY — May 4, 2011 — Devon Energy Corporation (NYSE:DVN) today reported net earnings of $416 million for the quarter ended March 31, 2011, or $0.97 per common share ($0.97 per diluted common share). This compares with first-quarter 2010 net earnings of $1.2 billion, or $2.67 per common share ($2.66 per diluted common share). The decrease in quarterly earnings is primarily attributable to non-cash, unrealized changes in the fair value of oil, gas and NGL derivatives.
First-quarter 2011 financial results were impacted by certain items securities analysts typically exclude from their published estimates. The most significant of the adjusting items was a non-cash, unrealized loss on oil, gas and NGL derivatives of $254 million before-tax ($166 million after-tax). Excluding these adjusting items, Devon earned $575 million or $1.34 per diluted common share in the first quarter of 2011. The adjusting items are discussed in more detail later in this news release.
Production Growth Exceeds Guidance, Driven By Strong Liquids Growth
Production from continuing operations averaged 629,000 oil-equivalent barrels (Boe) per day in the first quarter of 2011, in spite of curtailments related to severe winter weather. Compared to the first quarter of 2010, Devon’s North American onshore production increased seven percent and exceeded the top-end of the company’s guidance by 4,000 barrels per day. First-quarter production benefited from better than expected results from several core properties, including the Cana-Woodford and Barnett Shale.
Devon continued to deliver strong oil and natural gas liquids production growth in the first quarter of 2011. In aggregate, liquids production averaged 207,000 barrels per day. This represents an 11 percent increase in North American onshore liquids production compared to the first quarter of 2010 and a five percent increase over the fourth quarter of 2010.
Cana-Woodford Shale Production Growth Leads Operating Highlights
•	Production from the company’s Cana-Woodford Shale play averaged a record 162 million cubic feet of natural gas equivalent per day in the first quarter of 2011. This represents a 120 percent increase compared to the first-quarter of 2010.

•	In the Permian Basin, oil and natural gas liquids production increased 17 percent over the first-quarter 2010. In aggregate, liquids production accounted for nearly 75 percent of the 44,000 equivalent barrels per day produced in the Permian Basin during the first quarter.

•	In Canada, the company plans to commence steam injection at Jackfish 2 in May with first production expected by year-end. At full production Jackfish 2 is expected to produce 35,000 barrels per day before royalties for more than 20 years.

•	Immediately adjacent to its Jackfish lease, the company successfully completed the drilling of 135 appraisal wells on its Pike oil sands lease. The results were consistent with company expectations and will assist in determining the optimal development configuration. Devon anticipates filing a regulatory application for the first phase of Pike in the first half of 2012.

•	Net production from the Barnett Shale exceeded 1.2 billion cubic feet of natural gas equivalent per day in the first quarter, including 43,000 barrels per day of liquids. This was an 11 percent increase over the first quarter of 2010.

•	Devon brought six operated Granite Wash wells online in the first quarter. Initial production from these wells averaged 1,760 barrels of oil-equivalent per day, including 250 barrels of oil and 490 barrels of natural gas liquids per day. The company has an average working interest of 84 percent in these wells.
Although production increased, revenues from oil, gas and natural gas liquids sales declined 10 percent to $1.9 billion in the first quarter of 2011. Lower natural gas prices more than offset the increase in production.
The company’s average realized natural gas price, before the impact of hedges, decreased 25 percent to $3.62 per thousand cubic feet in the first quarter of 2011, as compared to $4.80 per thousand cubic feet in the first quarter of 2010. Devon’s average realized oil price increased five percent in the first quarter of 2011, to $70.95 per barrel. This compares with an average realized price of $67.58 per barrel in the year-ago period. The average realized natural gas liquids price increased four percent over the first quarter of 2010 to $37.39 per barrel.
Marketing and midstream operating profit was $122 million in the first quarter of 2011. Increased gas throughput and strong cost control drove the company’s solid first quarter result.
Cost Containment Mitigates Industry Inflation
Devon’s cost containment efforts were reflected in first-quarter 2011 expense results. In spite of rising industry costs and a stronger Canadian dollar, company expenses in most categories declined or reflected only nominal per-unit increases.
Lease operating expenses (LOE) in the first quarter of 2011 were $424 million. On a unit of production basis, LOE increased only one percent compared with the first quarter of 2010. Devon’s focus on controlling costs combined with the divestiture of higher-cost offshore assets helped offset industry inflation and the strengthening of the Canadian dollar.
First-quarter general and administrative expenses were $130 million, or six percent lower than the first quarter of 2010. Lower personnel costs and efficiencies gained through the company’s strategic repositioning drove most of the savings.
Depreciation, depletion and amortization expense (DD&A) increased four percent to $442 million in the first quarter of 2011. However, on a unit of production basis, DD&A increased only two percent to $7.80 per Boe.
Interest expense for the first quarter of 2011 decreased to $81 million, a six percent decline year-over-year. The decrease was attributable to lower interest rates.
Financial Position Remains Strong; Share Repurchase Plan on Schedule
Devon generated $1.5 billion of cash flow before balance sheet changes in the first quarter of 2011, a four percent increase over the year-ago quarter. The company utilized this cash flow and liquidity provided through asset sales to fund its total capital program and return nearly $800 million to its shareholders in the form of stock buybacks and dividend payments.
As of March 31, 2011, the company had repurchased 26.4 million shares at a total cost of $1.9 billion. Devon expects to complete the stock repurchase program by the end of 2011.
Devon exited the first quarter of 2011 with cash and short-term investments of $3.4 billion and a net debt to adjusted capitalization ratio of 15 percent. Reconciliations of cash flow before balance sheet changes, net debt and adjusted capitalization, which are non-GAAP measures, are provided in this release.

Devon Adds Oil and Gas Hedges
The rise in oil prices has provided Devon the opportunity to add historically attractive oil hedges. For the full-year 2012, the company has entered into various swap and collar contracts to hedge 76,000 barrels per day of oil production. Of this total, 22,000 barrels per day of oil production is swapped at a weighted average price of $107 per barrel. The remaining 54,000 barrels per day utilizes costless collars with a weighted average ceiling of $126 per barrel and a floor of $86 per barrel. Oil hedges are based on West Texas Intermediate crude oil delivered at Cushing, Oklahoma.
The recent volatility in the natural gas market also provided the company a chance to bolster its natural gas hedging position. For the remaining three quarters of 2011, Devon now has 900 million cubic feet per day protected through hedges at a weighted average floor price of $5.24 per thousand cubic feet. In addition, the company has also initiated a gas hedging position for 2012 with swap and collar contracts covering 390 million cubic feet per day at a weighted average floor price of $4.93 per thousand cubic feet.
Strategic Repositioning Nearing Completion
Devon expects to receive regulatory approval for the $3.2 billion sale of its assets in Brazil during the second quarter of 2011. Following the close of this transaction, Devon will have substantially completed its planned International and Gulf of Mexico divestitures. In aggregate, sales proceeds from the combined divestitures will exceed $10 billion with after-tax proceeds approximating $8 billion.
In accordance with accounting standards, Devon has reclassified the assets, liabilities, and results of its international segment as discontinued operations for all accounting periods presented in this release. Although revenues and expenses for prior periods were reclassified, previously reported net earnings were not impacted. Included with this release is a table of revenues, expenses, production categories, and the amounts reclassified as discontinued operations for each period presented.
Items Excluded from Published Earnings Estimates
Devon’s reported net earnings include items of income and expense that are typically excluded by securities analysts in their published estimates of the company’s financial results. These items and their effects upon reported earnings for the first quarter of 2011 were as follows:
Items affecting continuing operations:
•	A change in the fair value of oil, gas and NGL derivative instruments decreased first-quarter earnings by $254 million pre-tax ($166 million after tax).

•	The reversal of previously accrued restructuring costs increased first-quarter earnings by $5 million pre-tax ($3 million after tax).

•	A change in fair value of interest-rate and other financial instruments increased first-quarter earnings by $1 million pre-tax ($1 million after tax).
Items affecting discontinued operations:
•	The decision to divest international assets generated financial benefits that increased first-quarter earnings by $10 million pre-tax ($6 million after tax).

•	Restructuring costs decreased first-quarter earnings by $6 million pre-tax ($3 million after tax).
The following tables summarize the effects of these items on first-quarter 2011 earnings, income taxes and cash flow.

Summary of Items Typically Excluded by Securities Analysts (in millions)
Continuing Operations — First Quarter 2011

	Pre-tax				After-tax	Cash Flow Before
	Earnings	Income Tax Effect			Earnings	Balance Sheet
	Effect	Current	Deferred	Total	Effect	Changes Effect

Oil, gas, and NGL derivatives	$(254)	—	(88)	(88)	(166)	—
Income tax accrual adjustment	—	(105)	105	—	—	105
Restructuring costs	5	—	2	2	3	3
Interest-rate and other financial instruments	1	—	—	—	1	—

Totals	$(248)	(105)	19	(86)	(162)	108

Discontinued Operations — First Quarter 2011

	Pre-tax				After-tax	Cash Flow Before
	Earnings	Income Tax Effect			Earnings	Balance Sheet
	Effect	Current	Deferred	Total	Effect	Changes Effect

Financial benefits of decision to divest assets	$10	—	4	4	6	—
Restructuring costs	$(6)	(3)	—	(3)	(3)	(3)

Totals	$4	(3)	4	1	3	(3)

In aggregate, these items decreased first-quarter 2011 net earnings by $159 million, or $0.37 per common share ($0.37 cents per diluted share). These items and their associated tax effects increased first-quarter 2011 cash flow before balance sheet changes by $105 million.
Conference Call to be Webcast TodayDevon will discuss its first-quarter 2011 financial and operating results in a conference call webcast today. The webcast will begin at 10 a.m. Central Time (11 a.m. Eastern Time). The webcast may be accessed from Devon’s internet home page at www.devonenergy.com.
This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. Such statements are those concerning strategic plans, expectations and objectives for future operations. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company. Statements regarding future drilling and production are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to the volatility of oil, natural gas and NGL prices; uncertainties inherent in estimating oil, natural gas and NGL reserves; drilling risks; environmental risks; and political or regulatory changes. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this press release are made as of the date of this press release, even if subsequently made available by Devon on its website or otherwise. Devon does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.
The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that meet the SEC’s definitions for such terms, and price and cost sensitivities for such reserves, and prohibits disclosure of resources that do not constitute such reserves. This release may contain certain terms, such as resource potential and exploration target size. These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of being actually realized. The SEC guidelines strictly prohibit us from including these estimates in filings with the SEC. U.S. investors are urged to consider closely the disclosure in our Form 10-K for the fiscal year ended December 31, 2010, available from us at Devon Energy Corporation, Attn. Investor Relations, 20 North Broadway, Oklahoma City, OK 73102. You can also obtain this form from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.
Devon Energy Corporation is an Oklahoma City-based independent energy company engaged in oil and gas exploration and production. Devon is a leading U.S.-based independent oil and gas producer and is included in the S&P 500 Index. For more information about Devon, please visit our website at www.devonenergy.com.

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
PRODUCTION (net of royalties)
Excludes discontinued operations

	Quarter Ended
	March 31,
	2011	2010

Total Period Production

Natural Gas (Bcf)
U.S. Onshore	176.8	165.9
Canada	51.2	50.8

North American Onshore	228.0	216.7
U.S. Offshore	—	9.8

Total Natural Gas	228.0	226.5

Oil (MMBbls)
U.S. Onshore	3.6	3.0
Canada	6.5	6.4

North American Onshore	10.1	9.4
U.S. Offshore	—	1.1

Total Oil	10.1	10.5

Natural Gas Liquids (MMBbls)
U.S. Onshore	7.6	6.5
Canada	0.9	0.9

North American Onshore	8.5	7.4
U.S. Offshore	—	0.2

Total Natural Gas Liquids	8.5	7.6

Oil Equivalent (MMBoe)
U.S. Onshore	40.7	37.1
Canada	15.9	15.7

North American Onshore	56.6	52.8
U.S. Offshore	—	3.0

Total Oil Equivalent	56.6	55.8

Average Daily Production

Natural Gas (MMcf)
U.S. Onshore	1,964.1	1,842.9
Canada	568.9	564.1

North American Onshore	2,533.0	2,407.0
U.S. Offshore	—	109.3

Total Natural Gas	2,533.0	2,516.3

Oil (MBbls)
U.S. Onshore	40.7	33.0
Canada	71.9	70.8

North American Onshore	112.6	103.8
U.S. Offshore	—	12.9

Total Oil	112.6	116.7

Natural Gas Liquids (MBbls)
U.S. Onshore	84.1	72.5
Canada	9.9	9.8

North American Onshore	94.0	82.3
U.S. Offshore	—	1.9

Total Natural Gas Liquids	94.0	84.2

Oil Equivalent (MBoe)
U.S. Onshore	452.2	412.7
Canada	176.6	174.7

North American Onshore	628.8	587.4
U.S. Offshore	—	33.0

Total Oil Equivalent	628.8	620.4

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
BENCHMARK PRICES
(average prices)

	Quarter Ended
	March 31,
	2011	2010

Natural Gas ($/Mcf) — Henry Hub	$4.11	$5.30
Oil ($/Bbl) — West Texas Intermediate (Cushing)	$94.11	$78.54

Quarter Ended March 31, 2011

	Oil	Gas	NGLs	Total
	(Per Bbl)	(Per Mcf)	(Per Bbl)	(Per Boe)

U.S. Onshore	$88.73	$3.50	$35.41	$29.77
Canada	$60.86	$4.03	$54.18	$40.78

North American Onshore	$70.95	$3.62	$37.39	$32.86
U.S. Offshore	$—	$—	$—	$—

Realized price without hedges	$70.95	$3.62	$37.39	$32.86
Cash settlements	$(0.48)	$0.39	$0.06	$1.52

Realized price, including cash settlements	$70.47	$4.01	$37.45	$34.38

Quarter Ended March 31, 2010

	Oil	Gas	NGLs	Total
	(Per Bbl)	(Per Mcf)	(Per Bbl)	(Per Boe)

U.S. Onshore	$74.81	$4.66	$34.22	$32.81
Canada	$62.50	$5.08	$48.95	$44.50

North American Onshore	$66.41	$4.76	$35.98	$36.29
U.S. Offshore	$76.99	$5.63	$40.59	$51.07

Realized price without hedges	$67.58	$4.80	$36.09	$37.07
Cash settlements	$—	$0.42	$—	$1.71

Realized price, including cash settlements	$67.58	$5.22	$36.09	$38.78

CAPITAL EXPENDITURES (in millions)
Quarter Ended March 31, 2011

	U.S. Onshore	Canada	Total

Capital Expenditures

Exploration	$103	154	$257
Development	913	351	1,264

Exploration and development capital	$1,016	505	$1,521
Capitalized G&A			81
Capitalized interest			11
Midstream capital			77
Other capital			92

Total Continuing Operations			$1,782

Discontinued operations			19

Total Operations			$1,801

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)

	Quarter Ended
	March 31,
	2011	2010

Revenues

Oil, gas, and NGL sales	$1,860	$2,070
Oil, gas and NGL derivatives	(168)	620
Marketing and midstream revenues	455	530

Total revenues	2,147	3,220

Expenses and other, net

Lease operating expenses	424	414
Taxes other than income taxes	108	101
Marketing and midstream operating costs and expenses	333	397
Depreciation, depletion and amortization of oil and gas properties	442	426
Depreciation and amortization of non-oil and gas properties	64	63
Accretion of asset retirement obligations	23	26
General and administrative expenses	130	138
Restructuring costs	(5)	—
Interest expense	81	86
Interest-rate and other financial instruments	(17)	(15)
Other, net	(16)	(4)

Total expenses and other, net	1,567	1,632

Earnings from continuing operations before income taxes	580	1,588

Income tax (benefit) expense

Current	(89)	299
Deferred	280	215

Total income tax expense	191	514

Earnings from continuing operations	389	1,074

Discontinued operations

Earnings from discontinued operations before income taxes	30	137
Discontinued operations income tax expense	3	19

Earnings from discontinued operations	27	118

Net earnings	$416	$1,192

Basic net earnings per share
Basic earnings from continuing operations per share	$0.91	$2.40
Basic earnings from discontinued operations per share	0.06	0.27

Basic net earnings per share	$0.97	$2.67

Diluted net earnings per share
Diluted earnings from continuing operations per share	$0.91	$2.39
Diluted earnings from discontinued operations per share	0.06	0.27

Diluted net earnings per share	$0.97	$2.66

Weighted average common shares outstanding
Basic	428	447
Diluted	430	448

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
CONSOLIDATED BALANCE SHEETS
(in millions)

	March 31,	December 31,
	2011	2010

Assets
Current assets:
Cash and cash equivalents	$1,311	$2,866
Short-term investments	1,636	145
Accounts receivable	1,269	1,202
Current assets held for sale	533	563
Other current assets	850	779

Total current assets	5,599	5,555

Property and equipment, at cost:
Oil and gas, based on full cost accounting:
Subject to amortization	58,028	56,012
Not subject to amortization	3,508	3,434

Total oil and gas	61,536	59,446
Other	4,609	4,429

Total property and equipment, at cost	66,145	63,875
Less accumulated depreciation, depletion and amortization	(45,064)	(44,223)

Property and equipment, net	21,081	19,652

Goodwill	6,151	6,080
Long-term assets held for sale	913	859
Other long-term assets	806	781

Total Assets	$34,550	$32,927

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable — trade	$1,353	$1,411
Revenues and royalties due to others	639	538
Short-term debt	3,003	1,811
Current liabilities associated with assets held for sale	264	305
Other current liabilities	495	518

Total current liabilities	5,754	4,583

Long-term debt	3,800	3,819
Asset retirement obligations	1,468	1,423
Liabilities associated with assets held for sale	34	26
Other long-term liabilities	1,066	1,067
Deferred income taxes	3,199	2,756

Stockholders’ equity:

Common stock	43	43
Additional paid-in capital	5,028	5,601
Retained earnings	12,230	11,882
Accumulated other comprehensive earnings	1,951	1,760
Treasury stock, at cost	(23)	(33)

Total Stockholders’ Equity	19,229	19,253

Total Liabilities and Stockholders’ Equity	$34,550	$32,927

Common Shares Outstanding	425	432

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Quarter Ended March 31,
	2011	2010

Cash Flows From Operating Activities
Net earnings	$416	$1,192
Earnings from discontinued operations, net of tax	(27)	(118)
Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities:
Depreciation, depletion and amortization	506	489
Deferred income tax expense	280	215
Unrealized change in fair value of financial instruments	253	(523)
Other noncash charges	36	56

Net cash from operating activities before balance sheet changes	1,464	1,311
Net (increase) decrease in working capital	(171)	50
Increase in long-term other assets	(4)	(2)
Decrease in long-term other liabilities	(23)	(18)

Cash from operating activities — continuing operations	1,266	1,341
Cash from operating activities — discontinued operations	(6)	154

Net cash from operating activities	1,260	1,495

Cash Flows From Investing Activities
Capital expenditures	(1,827)	(1,247)
Purchases of short-term investments	(1,636)	—
Redemptions of short-term investments	145	—
Redemptions of long-term investments	—	8
Proceeds from property and equipment divestitures	5	1,257
Other	(9)	—

Cash from investing activities — continuing operations	(3,322)	18
Cash from investing activities — discontinued operations	(52)	(107)

Net cash from investing activities	(3,374)	(89)

Cash Flows From Financing Activities
Net commercial paper borrowings (repayments)	1,197	(1,192)
Proceeds from stock option exercises	88	8
Repurchases of common stock	(706)	—
Dividends paid on common stock	(68)	(72)
Excess tax benefits related to share-based compensation	9	3

Net cash from financing activities	520	(1,253)

Effect of exchange rate changes on cash	20	18

Net (decrease) increase in cash and cash equivalents	(1,574)	171
Cash and cash equivalents at beginning of period (including assets held for sale)	3,290	1,011

Cash and cash equivalents at end of period (including assets held for sale)	$1,716	$1,182

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
DRILLING ACTIVITY
Gross wells drilled

	Quarter Ended
	March 31,
	2011	2010

Exploration Wells Drilled

U.S. Onshore	2	4
Canada	8	24

Total	10	28

Exploration Wells Success Rate

U.S. Onshore	100%	100%
Canada	100%	96%

Total	100%	96%

Development Wells Drilled

U.S. Onshore	268	297
Canada	85	128

Total	353	425

Development Wells Success Rate

U.S. Onshore	99%	100%
Canada	100%	100%

Total	99%	100%

Total Wells Drilled

U.S. Onshore	270	301
Canada	93	152

Total	363	453

Total Wells Success Rate

U.S. Onshore	99%	100%
Canada	100%	99%

Total	99%	100%

COMPANY OPERATED RIGS

	Quarter Ended
	March 31,
	2011	2010

Number of Company Operated Rigs Running

U.S. Onshore	70	53
Canada	5	6

Total	75	59

KEY OPERATING STATISTICS BY REGION
Quarter Ended March 31, 2011

	Avg. Production	Operated Rigs at	Gross Wells
	(MBOED)	March 31, 2011	Drilled

Barnett Shale	202.8	14	74
Canadian Oilsands — Jackfish / Pike	29.6	1	7
Cana-Woodford Shale	27.0	23	43
Granite Wash	13.3	4	16
Gulf Coast / East Texas	71.8	7	19
Lloydminster	38.9	—	52
Permian Basin	44.1	17	72
Rocky Mountains	65.6	5	28
Other	135.7	4	52

Total	628.8	75	363

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
PRODUCTION FROM DISCONTINUED OPERATIONS

	Quarter Ended
	March 31,
	2011	2010

Production from Discontinued Operations
Oil (MMBbls)	0.5	2.8
Natural Gas (Bcf)	—	0.5

Total Oil Equivalent (MMBoe)	0.5	2.9

STATEMENTS OF DISCONTINUED OPERATIONS
(in millions)

	Quarter Ended
	March 31,
	2011	2010

Revenues

Total operating revenues	$43	$212

Expenses and other, net

Operating expenses	26	78
Other, net	(13)	(3)

Total expenses	13	75

Earnings before income taxes	30	137

Income tax expense

Current	3	15
Deferred	—	4

Total income tax expense	3	19

Earnings from discontinued operations	$27	$118

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
NON-GAAP FINANCIAL MEASURES
The United States Securities and Exchange Commission has adopted disclosure requirements for public companies such as Devon concerning Non-GAAP financial measures. (GAAP refers to generally accepted accounting principles). The company must reconcile the Non-GAAP financial measure to related GAAP information. Cash flow before balance sheet changes is a Non-GAAP financial measure. Devon believes cash flow before balance sheet changes is relevant because it is a measure of cash available to fund the company’s capital expenditures, dividends and to service its debt. Cash flow before balance sheet changes is also used by certain securities analysts as a measure of Devon’s financial results.
RECONCILIATION TO GAAP INFORMATION (in millions)

	Quarter Ended
	March 31,
	2011	2010

Net Cash Provided By Operating Activities (GAAP)	$1,260	$1,495

Changes in assets and liabilities — continuing operations	198	(30)
Changes in assets and liabilities — discontinued operations	30	(32)

Cash flow before balance sheet changes (Non-GAAP)	$1,488	$1,433

Devon believes that using net debt for the calculation of “net debt to adjusted capitalization” provides a better measure than using debt. Devon defines net debt as debt less cash, cash equivalents and short-term investments. Devon believes that netting these sources of cash against debt provides a clearer picture of the future demands on cash to repay debt.
RECONCILIATION TO GAAP INFORMATION
(in millions)

	March 31,
	2011	2010

Total debt (GAAP)	$6,803	$6,085
Adjustments:
Cash and short-term investments	3,352	1,182

Net debt (Non-GAAP)	$3,451	$4,903

Total debt	$6,803	$6,085
Stockholders’ equity	19,229	16,955

Total capitalization (GAAP)	$26,032	$23,040

Net debt	$3,451	$4,903
Stockholders’ equity	19,229	16,955

Adjusted capitalization (Non-GAAP)	$22,680	$21,858